Exhibit 5.1

May 17, 2007

etrials Worldwide, Inc.
4000 Aerial Center Parkway
Morrisville, NC 27560

Dear Sirs:

Reference is made to the Post-Effective Amendment No. 1 on Form S-3 to Registration Statement on Form S-1 (No. 333-110365) and Registration Statement on Form S-4 (No. 333-129314) ( the “Registration Statements”) filed by etrials Workdwide, Inc, (formerly CEA Acquisition Corporation) (“Company”), a Delaware corporation, under the Securities Act of 1933, as amended (“Act”), covering (i) up to 13,000,000 shares of the Company’s common stock, par value $.0001 per share (the “Common Stock”) to be issued upon exercise of warrants to purchase shares of Common Stock (the “Warrants”).

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

Based upon the foregoing, we are of the opinion that the shares of Common Stock to be issued by the Company upon exercise of the Warrants have been duly authorized and, when issued in the manner provided in the Warrants, will be legally issued, fully paid and non-assessable.

We are opining solely on all applicable statutory provisions of Delaware corporate law, including the rules and regulations underlying those provisions, all applicable provisions of the Delaware Constitution and all applicable judicial and regulatory determinations. We hereby consent to the use of this opinion as an exhibit to the Registration Statements, to the use of our name as your counsel and to all references made to us in the Registration Statements and in the Prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ DANIELS DANIELS & VERDONIK, P. A.